Exhibit 23.3

June 1, 2007

CONFIDENTIAL

First Community Bank

One Bond Street

Woodstock, VT 05091

We hereby consent to the inclusion of our opinion letter, dated April 16, 2007, to the Board of Directors of First Community Bank as an Exhibit to the Registration Statement/Proxy Statement relating to the proposed merger by and between First Community Bank and New Hampshire Thrift Bancshares, Inc. and to the references to our firm and such opinion in such Registration Statement/Proxy Statement. In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement/Proxy Statement within the meaning of the term “experts” as used in the Act or the Regulations.

Very truly yours,

/s/ RBC Capital Markets Corporation

RBC CAPITAL MARKETS CORPORATION